Exhibit 99.1

R1 RCM Reports Third Quarter 2018 Results
CHICAGO - November 7, 2018 - R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-enabled revenue cycle management services to healthcare providers, today announced results for the three months ended September 30, 2018.
Third Quarter 2018 Results:

•	GAAP net services revenue of $250.4 million, up $127.2 million compared to the same period last year

•	GAAP net loss of $13.4 million, compared to net loss of $3.6 million in the same period last year

•	Adjusted EBITDA of $20.4 million, up $17.3 million compared to the same period last year
“Our third quarter results were driven by continued underlying momentum in our business,” said Joe Flanagan, President and Chief Executive Officer of R1. “From a commercial and operational execution standpoint, our team has done an excellent job staying focused on performance at existing customers while signing and onboarding a substantial amount of new business this year, and at the same time integrating the Intermedix acquisition.”
“I’m pleased with our team’s ability to consistently deliver on our financial commitments, and we look forward to closing out the year in line with the financial goals we have provided,” added Chris Ricaurte, Chief Financial Officer and Treasurer of R1.
2018 Outlook
Subject to finalization of purchase accounting for the Intermedix acquisition, for 2018, R1 expects to generate:

•	Revenue of between $850 million and $900 million

•	GAAP operating loss of $30 million to $50 million

•	Adjusted EBITDA of $50 to $55 million
Conference Call and Webcast Details
R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 866-393-4306 (734-385-2616 outside the U.S. and Canada) using conference code number 6679899. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including adjusted EBITDA and net debt. Adjusted EBITDA is defined as GAAP net income before net interest expense, income tax provision, depreciation and amortization expense, share-based compensation expense, reorganization-related expenses, transaction-related expenses and certain other items. Net debt is defined as debt less cash and equivalents, inclusive of restricted cash, and provides investors with an important measure of the Company’s liquidity.
Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Table 4 presents a reconciliation of GAAP net income to non-GAAP adjusted EBITDA. Table 8 presents a reconciliation of GAAP operating income guidance to non-GAAP adjusted EBITDA guidance. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-

looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the expected timing of onboarding new business deployment, our ability to integrate the Intermedix business as planned and to realize the expected benefits from the acquisition, our ability to successfully deliver on our commitments to Intermountain and Ascension, fluctuations in our results of operations and cash flows, and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 and any other periodic reports that the Company files with the Securities and Exchange Commission.
About R1 RCM
R1 is a leading provider of technology-enabled revenue cycle management services which transform a health system’s revenue cycle performance across settings of care. R1’s proven and scalable operating model, the R1 Performance Stack℠, seamlessly complements a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more visit: R1RCM.com
Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Brenda Stewart
312-255-7786
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)
	(Unaudited)
	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$52.4	$164.9
Current portion of restricted cash equivalents	1.8	—
Accounts receivable, net	40.2	8.2
Accounts receivable, net - related party	29.2	15.4
Prepaid expenses and other current assets	35.5	13.8
Total current assets	159.1	202.3
Property, equipment and software, net	94.1	48.3
Intangible assets, net	182.9	—
Goodwill	256.3	—
Non-current deferred tax asset	53.4	70.5
Non-current portion of restricted cash	0.5	1.5
Other assets	21.3	13.4
Total assets	$767.6	$336.0

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$7.8	$7.2
Current portion of customer liabilities	12.5	1.1
Current portion of customer liabilities - related party	23.8	27.1
Accrued compensation and benefits	60.2	37.8
Current portion of long-term debt	3.4	—
Interest payable	6.9	—
Other accrued expenses	35.3	16.7
Total current liabilities	149.9	89.9
Non-current portion of customer liabilities - related party	18.0	11.5
Long-term debt	255.3	—
Long-term debt - related party	100.8	—
Other non-current liabilities	30.1	11.9
Total liabilities	554.1	113.3

Preferred Stock	203.5	189.3
Stockholders’ equity (deficit):
Common stock	1.2	1.2
Additional paid-in capital	360.6	337.9
Accumulated deficit	(284.1)	(244.5)
Accumulated other comprehensive loss	(5.2)	(1.6)
Treasury stock	(62.5)	(59.6)
Total stockholders’ equity (deficit)	10.0	33.4
Total liabilities and stockholders’ equity (deficit)	$767.6	$336.0

Table 2
R1 RCM Inc.
Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net operating fees	$220.1	$104.6	$529.4	$255.4
Incentive fees	8.9	7.5	26.8	20.2
Other	21.4	11.1	49.4	33.9
Net services revenue	250.4	123.2	605.6	309.5
Operating expenses:
Cost of services	219.3	111.8	547.9	289.1
Selling, general and administrative	29.6	15.1	69.1	41.6
Other	7.3	1.4	22.9	2.6
Total operating expenses	256.2	128.3	639.9	333.3
Income (loss) from operations	(5.8)	(5.1)	(34.3)	(23.8)
Net interest (expense) income	(10.0)	—	(15.6)	0.1
Income (loss) before income tax provision (benefit)	(15.8)	(5.1)	(49.9)	(23.7)
Income tax provision (benefit)	(2.4)	(1.5)	(10.3)	(5.1)
Net income (loss)	$(13.4)	$(3.6)	$(39.6)	$(18.6)

Net income (loss) per common share:
Basic	$(0.17)	$(0.08)	$(0.50)	$(0.31)
Diluted	$(0.17)	$(0.08)	$(0.50)	$(0.31)
Weighted average shares used in calculating net income (loss) per common share:
Basic	109,089,507	102,225,422	107,921,457	102,022,129
Diluted	109,089,507	102,225,422	107,921,457	102,022,129

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2018	2017
Operating activities
Net income (loss)	$(39.6)	$(18.6)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	27.6	11.5
Amortization of debt issuance costs	0.9	—
Share-based compensation	13.8	8.2
Loss on disposal	0.8	0.2
Provision for doubtful receivables	0.5	0.1
Deferred income taxes	(12.7)	(5.6)
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(10.8)	(15.4)
Prepaid expenses and other assets	(18.0)	(3.7)
Accounts payable	(6.0)	0.3
Accrued compensation and benefits	15.2	4.3
Other liabilities	16.3	(0.3)
Customer liabilities and customer liabilities - related party	6.0	14.7
Net cash used in operating activities	(6.0)	(4.3)
Investing activities
Purchases of property, equipment, and software	(20.1)	(30.1)
Acquisition of Intermedix, net of cash acquired	(462.8)	—
Net cash used in investing activities	(482.9)	(30.1)
Financing activities
Issuance of senior secured debt, net of discount and issuance costs	253.1	—
Issuance of subordinated notes, net of discount and issuance costs	105.5	—
Payment of debt issuance costs related to the Senior Revolver	(0.4)	—
Issuance of common stock and stock warrants, net of issuance costs	19.2	—
Exercise of vested stock options	3.6	—
Purchase of treasury stock	—	(2.0)
Shares withheld for taxes	(2.9)	(2.4)
Net cash provided (used in) by financing activities	378.1	(4.4)
Effect of exchange rate changes in cash, cash equivalents and restricted cash	(0.9)	0.4
Net decrease in cash, cash equivalents and restricted cash	(111.7)	(38.4)
Cash, cash equivalents and restricted cash, at beginning of period	166.4	182.7
Cash, cash equivalents and restricted cash, at end of period	$54.7	$144.3

Table 4
R1 RCM Inc.
Reconciliation of GAAP net income to Non-GAAP adjusted EBITDA (Unaudited)
(In millions)

	Three Months Ended September 30,		2018 vs. 2017 Change		Nine Months Ended September 30,		2018 vs. 2017 Change
	2018	2017	Amount	%	2018	2017	Amount	%
Net income (loss)	$(13.4)	$(3.6)	$(9.8)	272%	$(39.6)	$(18.6)	$(21.0)	113%
Net interest expense (income)	10.0	—	10.0	100%	15.6	(0.1)	15.7	n.m.
Income tax provision (benefit)	(2.4)	(1.5)	(0.9)	60%	(10.3)	(5.1)	(5.2)	102%
Depreciation and amortization expense	14.2	4.5	9.7	216%	27.6	11.5	16.1	140%
Share-based compensation expense	4.7	2.4	2.3	96%	13.7	8.2	5.5	67%
Other	7.3	1.4	5.9	421%	22.9	2.6	20.3	781%
Adjusted EBITDA (non-GAAP)	$20.4	$3.1	$17.3	558%	$29.9	$(1.6)	$31.5	n.m.

	Three Months Ended June 30,		2018 vs. 2017 Change		Six Months Ended June 30,		2018 vs. 2017 Change
	2018	2017	Amount	%	2018	2017	Amount	%
Net income (loss)	$(2.9)	$(6.7)	$3.8	(57)%	$(26.2)	$(15.0)	$(11.2)	75%
Net interest expense (income)	5.8	—	5.8	100%	5.6	(0.1)	5.7	n.m.
Income tax provision (benefit)	(20.6)	(3.5)	(17.1)	489%	(7.9)	(3.6)	(4.3)	119%
Depreciation and amortization expense	8.5	3.8	4.7	124%	13.4	7.0	6.4	91%
Share-based compensation expense	5.1	2.2	2.9	132%	9.0	5.8	3.2	55%
Other	13.2	1.0	12.2	n.m.	15.6	1.2	14.4	n.m.
Adjusted EBITDA (non-GAAP)	$9.2	$(3.3)	$12.5	(379)%	$9.5	$(4.7)	$14.2	(302)%

n.m. - not meaningful

Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of services	$219.3	$111.8	$547.9	$289.1
Less:
Share-based compensation expense	1.6	1.2	4.4	3.3
Depreciation and amortization expense	11.2	4.0	23.1	10.4
Non-GAAP cost of services	$206.5	$106.6	$520.4	$275.4

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Selling, general and administrative	$29.6	$15.1	$69.1	$41.6
Less:
Share-based compensation expense	3.2	1.2	9.3	4.8
Depreciation and amortization expense	3.0	0.5	4.5	1.1
Non-GAAP selling, general and administrative	$23.4	$13.4	$55.3	$35.7

Table 7
R1 RCM Inc.
Consolidated Non-GAAP Financial Information (Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
RCM services: net operating fees	$220.1	$104.6	$529.4	$255.4
RCM services: incentive fees	8.9	7.5	26.8	20.2
RCM services: other	21.4	11.1	49.4	33.9
Net services revenue	250.4	123.2	605.6	309.5

Operating expenses:
Cost of services (non-GAAP)	206.5	106.6	520.4	275.4
Selling, general and administrative (non-GAAP)	23.4	13.4	55.3	35.7
Sub-total	229.9	120.0	575.7	311.1

Adjusted EBITDA	$20.4	$3.1	$29.9	$(1.6)

Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

Table 8
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to non-GAAP Adjusted EBITDA Guidance
(In millions)

	2018	2020
GAAP Operating Income Guidance	($30)-($50)	$130-$170
Plus:
Depreciation and amortization expense	$25-$30	$35-$45
Share-based compensation expense	$15-$20	$20-$25
Amortization of intangibles	$10-$15	$15-$20
Transaction expenses, severance and other costs	$25-$30	$5-$10
Adjusted EBITDA Guidance	$50-$55	$225-$250

Table 9
R1 RCM Inc.
Reconciliation of Net Debt (Unaudited)
(In millions)

	September 30,	June 30,
	2018	2018
Senior Term Loan	$270.0	$270.0
Notes (primarily with related parties)	110.0	110.0
	380.0	380.0

Less:
Cash and cash equivalents	52.4	38.8
Current portion of restricted cash	1.8	2.0
Non-current portion of restricted cash equivalents	0.5	1.5
Net Debt	$325.3	$337.7